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                                                                    Exhibit 99.1

                              THE NORINCHUKIN BANK
                                NEW YORK BRANCH

PHONE: (212) 697-1717                                          245 PARK AVENUE
FAX: (212) 697-5754                                               29TH FLOOR
                                                              NEW YORK, NY 10167



                            Acceptance of Extension
                            -----------------------

                                                                  April 12, 2005

To: The Talbots, Inc.

          Re: Revolving Credit Agreement dated as of January 25, 1994; First Amendment, dated as of November 21, 1995; Second Amendment, dated as of April 18, 1996; Third Amendment, dated as of April 17, 1998; and Fourth Amendment Agreement, dated as of April 16, 1999, between The Talbots, Inc. as borrower, and The Norinchukin Bank (the "Agreement").


Dear Sirs:

Pursuant to Section 14(j)(ii) of the Agreement, we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on April 17, 2007.

Very truly yours,

The Norinchukin Bank,

New York Branch



By: /s/ Toshifumi Tsukitani
    -----------------------
    Toshifumi Tsukitani
    General Manager